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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

(Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended)

                  Each of the undersigned hereby agrees to be included in the filing of the Schedule 13D dated October 29, 1999 and any subsequent amendments hereto, relating to the Common Stock, $0.0001 par value per share, of Mannatech, Incorporated, a Texas corporation, beneficially owned by each of the undersigned.

October 29, 1999




/s/ SAMUEL L. CASTER                   /s/ HARLEY REGINALD MCDANIEL, SR., M.D.
----------------------------           ---------------------------------------
SAMUEL L. CASTER                       HARLEY REGINALD MCDANIEL, SR., M.D.


/s/ WILLIAM C. FIORETTI                /s/ DICK HANKINS, JR.
----------------------------           ---------------------------------------
WILLIAM C. FIORETTI                    DICK HANKINS, JR.


THE FIORETTI FAMILY PARTNERSHIP



By: /s/ William C. Fioretti,           /s/ NANCY HANKINS
    ------------------------           ---------------------------------------
       William C. Fioretti,            NANCY HANKINS
       its General Partner


/s/ CHARLES E. FIORETTI                /s/ MARLIN RAY ROBBINS, JR.
----------------------------           ----------------------------
CHARLES E. FIORETTI                    MARLIN RAY ROBBINS, JR.


/s/ DONALD W. HERNDON
----------------------------
DONALD W. HERNDON



                                 EXHIBIT A